UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure
On June 8, 2005, PPL Corporation ("PPL" or the "Company") issued a press release announcing that William F. Hecht, chairman, president and chief executive officer of PPL, will discuss the Company’s corporate strategy and general business outlook with investors and financial analysts on Tuesday, June 14, at the Deutsche Bank Electric Power Conference in New York City. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
During his discussion, it is expected that Mr. Hecht will reaffirm the Company's previously announced 2005 forecast of $3.80 to $4.20 per share in earnings from ongoing operations and $3.38 to $3.78 per share in reported earnings. The Company’s 2005 forecast of earnings from ongoing operations excludes the impact of three previously announced after-tax charges: the first quarter charges of $27 million, or $0.14 per share, related to the PJM Interconnection, L.L.C. billing dispute and $6 million, or $0.03 per share, related to an agreement in principle to settle litigation with NorthWestern Energy Corporation; and the charge of approximately $47 million, or $0.25 per share, that will be taken in the second quarter as a result of the completed sale of the Company’s Sundance power plant in Arizona.
In addition to Mr. Hecht’s discussion at the Deutsche Bank Electric Power Conference referenced above, representatives of PPL will be talking with analysts and investors during various meetings and discussions throughout June. Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm the Company’s 2005 forecast.
The information to be presented at the Deutsche Bank Electric Power Conference will be available on June 14 on the Investor Center page of the Company’s Web site at www.pplweb.com. To the extent that the Company makes any other formal presentations in June, any additional information provided at those presentations also will be made available on the Investor Center page of the Company’s Web site.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 -
Press Release, dated June 8, 2005, announcing Mr. Hecht’s planned discussion of the Company’s corporate strategy and general business outlook with investors and financial analysts on Tuesday, June 14, at the Deutsche Bank Electric Power Conference in New York City.

 "Earnings from ongoing operations" excludes the impact of unusual items. Earnings from ongoing operations should not be considered as an alternative to net income, or reported earnings, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL Corporation believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with the company's underlying earnings performance as another criterion in making their investment decisions. PPL Corporation's management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements made in this Form 8-K, including statements with respect to future earnings, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operation and availability of existing generation facilities and operating costs; transmission and distribution system conditions and operating costs; environmental conditions and requirements; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary government permits, approvals and rate relief; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries and the energy industry; the outcome of litigation against PPL Corporation and its subsidiaries; capital market conditions and decisions regarding capital structure; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; state, federal and foreign regulatory developments; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; national or regional economic conditions, including any potential effects arising from terrorist attacks in the U.S., the situation in Iraq and any consequential hostilities or other hostilities; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer

Dated: June 9, 2005